IN THE UNITED STATES DISTRICT COURT
                    FOR THE EASTERN DISTRICT OF PENNSYLVANIA

------------------------------------
                                    )
IN RE DIET DRUGS                    )
(PHENTERMINE/FENFLURAMINE/          )                MDL NO. 1203
DEXFENFLURAMINE) PRODUCTS           )
LIABILITY LITIGATION                )
                                    )
------------------------------------)
                                    )
THIS DOCUMENT RELATES TO:           )
ALL ACTIONS                         )
                                    )
------------------------------------)
SHEILA BROWN, et al. v. WYETH       )                CIVIL ACTION NO. 99-20593
(formerly American Home Products    )
Corporation)                        )








                       SIXTH AMENDMENT TO NATIONWIDE CLASS
                        ACTION SETTLEMENT AGREEMENT WITH
                       AMERICAN HOME PRODUCTS CORPORATION











Dated:   January 10, 2003

     To facilitate the implementation of the Parties' intentions underlying the November 18, 1999 Nationwide Class Action Settlement Agreement with American Home Products Corporation, ("Settlement Agreement"), and to clarify various matters arising under the Settlement Agreement, all for the benefit of the Settlement Class, it is hereby stipulated and agreed among the Parties that, subject to the approval of the Trial Court, the Settlement Agreement is amended as follows:

     1. Clarification of "Claiming" Matrix Compensation Benefits. To clarify the impact of the submission of a GREEN FORM to the Interim Claims Administrators or the AHP Settlement Trust, the last sentence of Section IV.D.4.b [ASA p. 56] is deleted and replaced in its entirety by the following:

               A Class Member may not exercise a Back-End Opt-Out right after claiming any Matrix Compensation Benefits. For this purpose, a Class Member is claiming Matrix Compensation Benefits if the Interim Claims Administrators and/or the Trust receive: (i) Part I of a GREEN FORM signed by the Class Member (or Representative Claimant of such Class Member); and/or (ii) Part II of a GREEN FORM signed by a physician relating to the Class Member and a BLUE FORM signed by that Class Member (or Representative Claimant of such Class Member) in which the Class Member (or Representative Claimant of such Class Member) indicated a belief or assertion of a Matrix-Level condition.

     2. Creation of the Sixth Amendment Opt-Out. To address the issue of the status of Class Members who have claimed Matrix Compensation Benefits by May 3, 2003, if the Maximum Available Fund B Amount is reduced to $255 million or less, the following is added to the Settlement Agreement as Section IV.D.5 [ASA p. 58]:

     5. SIXTH AMENDMENT OPT-OUT

          a. ELIGIBILITY: A Class Member (a Diet Drug Recipient or Representative Claimant of such Diet Drug Recipient) who would otherwise qualify to exercise a right of Back-End Opt-Out under
               Section IV.D.4 if the Class Member had not claimed Matrix Compensation Benefits, and who has claimed Matrix Compensation Benefits (within the meaning of Section IV.D.4.b) on or before May 3, 2003, is eligible to exercise a Sixth Amendment Opt-Out if: (i) the Trust has determined, after audit of the claim, that the Class Member qualifies for Matrix Compensation Benefits, including without limitation that the Class Member satisfies the requirements of the Settlement Agreement for medical eligibility for Matrix Compensation Benefits; (ii) the Class Member has not received any Matrix Compensation Benefits from the Trust or received payment of any settlement amount from Wyeth; (iii) the Maximum Available Fund B Amount at such time is $255 million or less, the Class Member's claim for Matrix Compensation Benefits was included in a Fund B Level Notice (as defined below), a Fund B Quarterly Notice, or Settlement Fund Quarterly Notice, and a Fund B Suspension (as defined below) has occurred; (iv) AHP has elected not to deposit additional funds into Fund B to pay such Class Member's Matrix Compensation Benefits; and (v) the Class Member agrees in writing that if the Class Member files any action as a Sixth Amendment Opt-Out, the Class Member will name only AHP as the defendant and no other defendants, the Class Member (and any Derivative Claimants of such Class Member) will be the sole plaintiff(s) in such action, and the Class Member will not agree to or cause consolidation of such action with any other claims or actions (other than consolidation for purposes of pretrial discovery pursuant to 28 U.S.C.ss. 1407 or a similar state statute) and will dismiss such action if consolidation is nonetheless ordered by any court, subject to the right to re-file the action in conformity with this Section IV.D.4.c within 120 days of any such dismissal.

          b. METHOD OF EXERCISE: Each Class Member who wants to exercise a Sixth Amendment Opt-Out must do so by completing, signing, and timely submitting an ORANGE FORM #4 (in the form to be adopted by the Trust and the Parties if the conditions giving rise to a Sixth Amendment Opt-Out should occur) to the Trust and AHP postmarked no later than 120 days after the date of a notice from the Trust to the Class Member that the Class Member is eligible for the exercise of a Sixth Amendment Opt-Out.

          c. EFFECT OF EXERCISE: The Sixth Amendment Opt-Out is subject to all the provisions of Section IV.D.4.c relating to the Back-End Opt-Out and to the additional provisions imposed pursuant to
               Section IV.D.5.a(v) above.

          d.   IMPLEMENTATION OF THE SIXTH AMENDMENT OPT-OUT: To effectuate this
               Section IV.D.5, if deposit by AHP into the Trust of the amount requested in a Fund B Quarterly Notice or Settlement Fund Quarterly Notice would reduce the Maximum Available Fund B amount to $255 million or less, the Trust shall notify AHP in writing of this circumstance at the time that it issues such Fund B Quarterly Notice or Settlement Fund Quarterly Notice and set forth the amount that if deposited would cause the Maximum Available Fund B Amount to be reduced below $255 million (a "Fund B Level Notice"), and shall identify the Class Members whose claims form the basis of the Notice and the gross amount of Matrix Compensation Benefits that the Trust finally determined each Class Member was entitled to be paid. Within fifteen days after receipt of a Fund B Quarterly Notice or Settlement Fund Quarterly Notice accompanied by a Fund B Level Notice, AHP shall advise the Trust as to whether it intends to deposit the full amount requested in the Fund B Level Notice. Any deposits by AHP of amounts described in a Fund B Level Notice shall not reduce the Maximum Available Fund B Amount below $255 million. If AHP fails to respond timely to a Notice of Fund B Level or notifies the Trust that it does not intend to pay the full amount requested in the Notice of Fund B Level, then a "Fund B Suspension" has occurred. If a Fund B Suspension has occurred:

               (i) AHP shall not be entitled to claim or receive any Credits under Section VII.A unless such Credits have been claimed and applied to reduce the Maximum Available Fund B Amount before the date of the Notice of Fund B Level that results in a Fund B Suspension;

               (ii) Subject  to  Section   III.C.4  and  the  Settlement   Trust
                    Agreement, within ten Business Days after the date of the Fund B Suspension, and in subsequent Fiscal Quarters within ten Business Days after the date of a Fund B Quarterly Notice or Settlement Fund Quarterly Notice, AHP shall deposit into Fund B the portion of the amount requested in the Fund B Quarterly Notice or Settlement Fund Quarterly Notice attributable to supplemental claims by eligible Class Members for Matrix Compensation Benefits pursuant to Section IV.C.3 ("Supplemental Matrix Claims") as identified by the Trust in the Fund B Quarterly Notice or Settlement Fund Quarterly Notice and to maintain the Administrative Reserve in Fund B pursuant to Section III.C.3, with such deposit applied to reduce the Maximum Available Fund B Amount, and the Trust shall pay such Supplemental Claims in accordance with this Settlement Agreement;

               (iii)Within  ten  Business  Days  after  the  date of the  Fund B
                    Suspension, and in subsequent Fiscal Quarters within ten Business Days after the date of a Fund B Quarterly Notice or Settlement Fund Quarterly Notice, AHP shall elect in writing to the Trust which, if any, of the claims for Matrix Compensation Benefits identified in the Fund B Quarterly Notice or Settlement Fund Quarterly Notice as ready for payment shall be paid by the Trust, and with such election AHP shall deposit into Fund B the amounts necessary for such payments. Deposits for this purpose shall not reduce the Maximum Available Fund B Amount.

          e. PROCESSING OF CLAIMS IF A FUND B SUSPENSION OCCURS: If a Fund B Suspension occurs, the Trust shall continue to process claims for Matrix Compensation Benefits to a Final Determination for each Class Member who has filed a GREEN FORM with the Trust, and shall continue to provide AHP with Fund B Quarterly Notices or Settlement Fund Quarterly Notices stating the amount of Matrix Compensation Benefits subject to Final Determination by the Trust as of the close of the Fiscal Quarter preceding the Fund B Quarterly Notice. Each such Fund B Quarterly Notice or Settlement Fund Quarterly Notice issued by the Trust to AHP shall identify each Class Member whose claim for Matrix Compensation Benefits was subject to a Final Determination by the Trust during the Fiscal Quarter preceding the date of the Fund B Quarterly Notice and shall state the gross amount of Matrix Compensation Benefits that the Trust finally determines each Class Member was entitled to be paid. The provisions of Sections IV.D.5.d(ii) through (iii) above shall apply to each such Fund B Quarterly Notice or Settlement Fund Quarterly Notice.

     3. Notice of this Amendment. After approval of this Sixth Amendment by the Trial Court, the Trust may transmit a written notice of its terms to all individuals whose names and addresses are contained in the Notice List (as defined in Section VI.B.2 of the Settlement Agreement), and shall post such notice on the official settlement website, www.settlementdietdrugs.com. This notice must be approved by the Parties and the Trial Court before its transmission or posting. Before approval of this Sixth Amendment by the Trial Court, the Trust and the Parties may provide such notice of the pendency of the Sixth Amendment as approved by the Trial Court.

     4. Approval of this Amendment. The Parties shall promptly seek approval of this Sixth Amendment by the Trial Court. This Sixth Amendment shall not become effective unless and until the Trial Court enters an Order approving this Sixth Amendment in its entirety. If such approval does occur, then this Sixth Amendment shall be binding on the Parties and shall remain in full force and effect; provided, however, that if Pretrial Order No. 2662, entered by the Trial Court on November 26, 2002, is at any time modified or subject to a stay that causes a material reduction in the number of claims for Matrix Compensation Benefits subject to audit, then this Sixth Amendment at Wyeth's option (which shall be exercised by Wyeth in writing within thirty days after any event triggering this section) shall become void and have no further force or effect.

     IN WITNESS WHEREOF, the Parties have duly executed this Sixth Amendment to Nationwide Class Action Settlement Agreement between AHP and the Class Representatives, by their respective counsel as set forth below, effective on January 10, 2003.

WYETH (formerly AMERICAN HOME
 PRODUCTS CORPORATION)

BY:_________________________________________
         Louis L. Hoynes, Jr.
         Executive Vice President and General Counsel



Date:  ________________________________

CLASS COUNSEL


FOR THE PLAINTIFFS' MANAGEMENT
COMMITTEE:



------------------------------------        -----------------------------------
Arnold Levin, Esquire                       Gene Locks, Esquire
LEVIN, FISHBEIN, SEDRAN & BERMAN            GREITZER & LOCKS
510 Walnut Street, Suite 500                1500 Walnut Street, 20th Floor
Philadelphia, PA 19106                      Philadelphia, PA 19102
215-592-1500                                800-828-3489

Date:  ___________________________          Date:  ___________________________



-----------------------------------         -----------------------------------
Michael D. Fishbein, Esquire                Sol H. Weiss, Esquire
LEVIN, FISHBEIN, SEDRAN & BERMAN            ANAPOL SCHWARTZ WEISS COHAN
510 Walnut Street, Suite 500                    FELDMAN & SMALLEY, P.C.
Philadelphia, PA  19106                     1900 Delancey Place
215-592-1500                                Philadelphia, PA  19103
                                            215-735-2098

Date:  ___________________________          Date:  ___________________________




-------------------------------------       -----------------------------------
Stanley Chesley, Esquire                    Charles R. Parker, Esquire
WAITE, SCHNEIDER, BAILESS & CHESLEY         HILL & PARKER
1513 Central Trust Tower                    5300 Memorial, Suite 700
Fourth & Vine Streets                       Houston, TX  77007-8292
Cincinnati, OH  45202                       713-868-5581
513-621-0267

Date:  ___________________________          Date:  ___________________________

-------------------------------------
John J. Cummings, Esquire
CUMMINGS, CUMMINGS & DUDENHEFER
416 Gravier Street
New Orleans, LA  70130
504-586-0000

Date:  ___________________________


FOR SUBCLASS 1(a):                                   FOR SUBCLASS 1(b):



---------------------------------------     -----------------------------
Diane Nast, Esquire                         Richard Lewis, Esquire
ROD & NAST                                  COHEN, MILSTEIN, HAUSFELD
801 Estelle Drive                               & TOLL
Lancaster, PA  17601                        1100 New York Avenue, N.W.
712-892-3000                                Suite 500, West Tower
                                            Washington, D.C.  2005-3934
                                            (202) 408-4600

Date:  ___________________________          Date:  ___________________________



FOR SUBCLASS 2(a):                                   FOR SUBCLASS 2(b):



------------------------------------        -----------------------------------
Mark W. Tanner, Esquire                     R. Eric Kennedy, Esquire
FELDMAN, SHEPHERD & WOHLGELERNTER           WEISMAN, GOLDBERG, WEISMAN &
1845 Walnut Street, 25th Street                 KAUFMAN
Philadelphia, PA  19103                     1600 Midland Building
215-567-8300                                101 Prospect Avenue West
                                            Cleveland, OH  44115
                                            216-781-1111

Date:  ___________________________          Date:  ___________________________

FOR SUBCLASS 3:



------------------------------------
Richard Wayne, Esquire
STRAUSS & TROY
The Federal Reserve Building
150 East 4th
Cincinnati, OH  45202-4018
513-621-2120

Date:  ___________________________